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                                                                   EXHIBIT 23.2



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

    We hereby consent to the incorporation by reference of our firm and of our audit letter to the interest of Prize Energy Corporation dated February 14, 2001, related to the estimated quantities of 75 percent of Prize Energy Corporation's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof in this Annual Report on Form 10-K for the fiscal year ended December 31, 2000, into the Registration Statements on Form S-8 (file nos. 333-66925, 333-66929, 333-39234 and 333-39236) of Prize
Energy Corporation.



                                        Netherland, Sewell & Associates, Inc.

                                        By:       /s/  FREDERIC D. SEWELL
                                            -----------------------------------
                                                       Frederic D. Sewell
                                                       President



Dallas, Texas
April 02, 2001